CUSIP No. 09523Q200	13G	Page 14 of 14 Pages

Exhibit 2

Members of Group

Deer VIII & Co. Ltd.

Deer VIII & Co. L.P.

Bessemer Venture Partners VIII L.P.

Bessemer Venture Partners VIII Institutional L.P.

Deer Management Co. LLC